-----------------------
                             CUSTODIAL TRUST COMPANY
                             -----------------------

                                 Member F.D.I.C

                                CUSTODY AGREEMENT

      This AGREEMENT, dated as of November 19, 1987, by and between Gabelli - O'Connor Treasurer's Fund, Inc., a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), organized under the laws of the State of Maryland (hereinafter called the "Fund"), and Custodial Trust Company, a trust company organized under the laws of the State of New Jersey (hereinafter called the "Custodian").

                              W I T N E S S E T H:

      WHEREAS, the Fund desires that its securities and cash be held and administered by the Custodian pursuant to this Agreement;

      WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act;

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian hereby agree as follows:


                28 West State Street, Trenton, NJ 08608 609/5950

                                   ARTICLE I

                                  DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      (1) "Authorized Person" shall mean any member of the Board of Directors, any Officer or any other person duly authorized by the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Directors, certified by an Officer, as may be received by the Custodian from time to time.

      (2) "Board of Directors" shall mean the Board of Directors of the Fund or, when permitted under the 1940 Act, the Executive Committee thereof, if any.

      (3) "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

      (4) "Custody Account" shall mean the account in the name of the Fund, which is provided for in Section 2 of Article III of this Agreement.

      (5) "Foreign Securities", shall mean Securities as defined in paragraph
(C)(i) of Rule 17f-5 under the 1940 Act.

      (6) "Foreign Securities Depository" shall mean a securities depository as defined in subparagraphs (C)(2)(iii) and (iv) of Rule 17f-5 under the 1940 Act.

      (7) "Foreign Sub-custodian" shall mean a foreign banking institution which is named in Exhibit B hereto.

      (8) "NASD" shall mean The National Association of Securities Dealers, Inc.

      (9) "Officer" shall mean the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

      (10) "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Fund shall cause all Oral Instructions to be confirmed by Written Instructions. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Fund. If Oral Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Fund of such variance but unless confirming Written Instructions are received promptly after such notification, such Oral Instructions will govern.

      (11) "Portfolio" shall mean a separate investment portfolio represented by one of the several separate series of stock into which the shares of the Fund may from time to time be divided.

      (12) "Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

      (13) "Securities Depository" shall mean a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934, which acts as a system for the central handling of Securities where all Securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

      (14) "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

      (15) "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from a person reasonably believed by the Custodian to be an Authorized Person, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Directors, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

             (1) Appointment. The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and cash at any time owned by or in the possession of the Fund during the period of this Agreement, including Securities it desires to be held in places within the United States and Securities it desires to be held outside the United States.

             (2) Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

      (1) Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than

Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

      (2) Custody Account. The Custodian shall open and maintain in its trust department a custody account in the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall deposit and keep all Securities, cash and other assets of the Fund delivered to it.

      (3) Portfolio Sub-Accounts. The Custodian shall maintain within the Custody Account an appropriately denominated sub-account for each Portfolio of the Fund, in which the Custodian shall record all transactions which are identified in Proper Instructions as being transactions in Securities, cash or other assets belonging to such Portfolio.

      (4) Appointment of Agents. The Custodian may appoint, and at any time remove, any domestic bank or trust company which is qualified to act as a custodian under the 1940 Act as its agent to carry out such of the provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent or opening and maintenance of any such accounts shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

      (5) Delivery of Assets to Custodian. The Fund shall deliver to the Custodian all of the Fund's Securities, cash and other assets, including all payments of income, payments of principal or capital distributions received by the Fund with respect to Securities, cash or other assets owned by the Fund at any time during the period of this Agreement. The Custodian will not be responsible for such Securities, cash or other assets until actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and cash is not finally collected.

      (6) Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

            (a) Prior to a deposit of Securities of the Fund in any Securities Depository or Book-Entry System, the Fund shall deliver to the Custodian a resolution of the Board of Directors, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities. So long as such Securities Depository or Book-Entry System shall continue to be employed for the deposit of Securities of the Fund, the Fund shall annually re-adopt such resolution and deliver a copy thereof, certified by an Officer, to the Custodian.

            (b) Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

            (c) If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Upon request, the Custodian shall furnish to the Fund copies of daily transaction sheets reflecting, by Portfolio, each day's transactions in a Book-Entry System or Securities Depository for the account of the Fund.

            (d) The Custodian shall provide the Fund with copies of any report obtained by the Custodian on the accounting system of any Book-Entry System or Securities Depository, or on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

            (e) At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

      (7) Disbursement of Moneys from Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys in the Custody Account but only in the following cases:

            (a) For the purchase of Securities for the Fund but only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any bank or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) of such Securities registered as provided in Section 10 of this Article III, or in proper form for transfer; in the case of options on Securities, against delivery to the Custodian (or such bank or trust company) of such receipts as are required by the customs prevailing among dealers in such options; and in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such bank or trust company) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 10 of this
                  Article III; or (ii) in the case of a purchase effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 6 of this
                  Article III; or (iii) in the case of repurchase or reverse repurchase agreements entered into by the Fund, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Federal Reserve Bank with such Securities;

            (b) In payment of the redemption price of shares of the Fund as provided in Article VI of this Agreement;

            (c) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; administration, investment management, investment advisory, accounting, transfer agent and legal fees; and Custodian and other operating expenses of the Fund, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

            (d) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

            (e) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

            (f) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian or a Foreign Sub-custodian), which deposit or account has a term of one year or less; and

            (g) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

      (8) Delivery of Securities from Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities of the Fund only:

            (a) Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

            (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of
                  Section 6 of this Article III;

            (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            (d) To the issuer thereof or its agent when Securities of the Fund are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            (e) To the issuer thereof or its agent for (i) transfer into the name of the Fund, any nominee or nominees of the Custodian or the Fund, or a Foreign Sub-custodian or any nominee thereof, or (ii) exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

            (f) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

            (g) For exchange or conversion pursuant, to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

            (h) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

            (i) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

            (j) For delivery in connection with any loans of Securities, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Proper Instructions;

            (k) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian of the amounts borrowed;

            (l) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

            (m) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

            (n) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

            (o) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

      (9) Actions Not Requiring Proper Instructions. Unless instructed by the Fund, the Custodian shall with respect to all Securities held for the Fund;

            (a)   Collect all income due or payable;

            (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

            (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

            (d) Make payments to itself or others for minor out of pocket expenses of handling Securities or other similar items, provided that all such payments shall be accounted for to the Fund;

            (e) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

            (f) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Fund at such time, in such manner and containing such information as is prescribed by the IRS;

            (g) Hold for the fund, either directly or, with respect to Securities held therein, through a Book-entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

            (h) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

      (10) Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of the Fund or the Custodian, in the name of any nominee of the Fund, in the name of any such nominee of the Custodian or of a Foreign Sub-custodian as the Custodian or the Foreign Sub-custodian, respectively, may from time to time determine or in the name of a Book-Entry System, Securities Depository, Foreign Securities Depository or any nominee of any thereof. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-entry System, Securities Depository, or Foreign Securities Depository, any Securities registered in the name of the Fund.

      (11) Records. (a) The Custodian shall maintain, by Portfolio, complete and accurate records with respect to Securities, cash or other property held for the Fund, including (a) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities (including certificate numbers, if any) and all receipts and disbursements of cash; (b) ledgers (or other records) reflecting (i) Securities in transfer, (ii) Securities in physical possession, (iii) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (iv) dividends and interest received, and v) dividends receivable and interest accrued; (c) cancelled checks and bank records related thereto; and
(d) such other books and records as are required to be kept by Rule 31a-1 under the 1940 Act. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request.

      (b) All such books and records maintained by the Custodian shall (a) be maintained in a form acceptable to the Fund and in compliance with rules and regulations of the

Securities and Exchange Commission, (b) be the property of the Fund and at all times during the regular business hours of the Custodian, be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the Securities and Exchange Commission, and (c) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

      (12) Portfolio Reports by Custodian. The Custodian shall, with respect to each Portfolio, furnish the Fund with a daily activity statement and a summary of all transfers to or from the sub-account of such Portfolio on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement, by Portfolio, of the Securities and moneys held for the Fund under this Agreement.

      (13) Other Reports by Custodian. The Custodian shall provide the Fund, at such times as the Fund may reasonably request, with reports by the Fund's independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian.

      (14) Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Fund or a nominee of the Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such Securities.

      (15) Information on Corporate Actions. The Custodian shall promptly transmit to the Fund all written information received by the Custodian from issuers of Securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall promptly transmit to the Fund all written information received by the Custodian from issuers of the Securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least five business days prior to the date on which the Custodian is to take such action.

                                   ARTICLE IV
                          DUTIES OF THE CUSTODIAN WITH
                             RESPECT TO PROPERTY OF
                     THE FUND HELD OUTSIDE THE UNITED STATES

      (1) Appointment of Foreign Sub-Custodian. In each foreign country in which Securities and other assets of the Fund are to be held, the Custodian shall employ, as sub-custodian for such Securities and assets, the Foreign Sub-custodian whose name is set forth opposite the name of such foreign country in Exhibit B hereto, provided that the Custodian shall not commence such employment or enter into a sub-custody agreement providing therefor until receipt by it of Written Instructions to do so.

      (2) Assets to be Held. The Custodian shall limit the Securities and other assets maintained in the custody a Foreign Sub-custodian to: (a) Foreign Securities, and (b) cash and cash equivalents in such amounts as the Fund may determine.

      (3) Foreign Securities Depositories. Assets of the Fund may be maintained in Foreign Securities Depositories.

      (4) Segregation of Securities. The agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall require that such Foreign Sub-custodian establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account the Securities and other assets of the Fund that it holds and, in the event that the Foreign Sub-custodian deposits the Fund's Securities in a Foreign Securities Depository, that it shall identify on its books as belonging to the Custodian, as custodian for the Fund, the Securities so deposited.

      (5) Agreements with Foreign Sub-custodians. The agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall provide that (a) the Fund's assets will not be subject to any right, charge, security, interest, lien or claim of any kind in favor of such Foreign Sub-custodian or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for safe custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers or other representatives of the Custodian or of the Fund, including (to the extent permitted under applicable law) the independent public accountants for the Fund, will be given access to the books and records of such Foreign Sub-custodian relating to its performance under its agreement with the Custodian; and (e) assets of the Fund held by the Foreign Sub-custodian will be subject only to the instructions of the Custodian or its agents. The Custodian shall not enter into any such agreement with a Foreign Sub-custodian unless it shall first have received a copy of a resolution of the Board of Directors, certified by an Officer, approving such agreement as required by Rule 17f-5 under the 1940 Act.

      (6) Reports by Custodian. The Custodian shall supply to the Fund from time to time, as mutually agreed upon, reports in respect of the safekeeping of the Securities and other assets of the Fund held by Foreign Sub-custodians, including, but not limited to, advices or notifications of transfers of Securities to or from the account maintained by Foreign Sub-custodians for the Custodian on behalf of the Fund.

      (7) Transactions in Foreign Custody Account.

            (a) Upon receipt (with respect to Foreign Securities) of Proper Instructions given in any of the cases specified in Section 8 of Article III of this Agreement, the Custodian shall cause the Foreign Sub-custodian holding such Foreign Securities of the Fund to transfer, exchange or deliver them in accordance with generally accepted trade practice in the applicable local market;

            (b) Upon receipt (with respect to monies of the Fund held in a foreign country) of Proper Instructions given in any of the cases specified in Section 7 of Article III of this Agreement, the Custodian shall cause the Foreign Sub-custodian holding such monies of the Fund to disburse them, in accordance with generally accepted trade practice in the applicable local market;

            (c) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Securities received for the account of the Fund and delivery of Foreign Securities of the Fund shall be effected in accordance with the customary or established securities trading or processing practices and procedures in the local jurisdiction or market in which the transaction occurs, including, without limitation, delivering Foreign Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Securities from such purchaser or dealer; and

            d) Upon receipt of Proper Instructions, the Custodian shall cause each Foreign Sub-custodian holding assets of the Fund to use reasonable efforts to promptly reclaim the amount by which any withholding tax imposed on such assets by any foreign governmental authority exceeds the withholding tax payable under tax treaties in effect between the United States and the country of such foreign governmental authority.

      (8) Liability of Foreign Sub-Custodians. The agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall require such Foreign Sub-custodian to exercise reasonable care in the performance of its duties and to indemnify and hold the Fund and the Custodian harmless from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim arising out of any willful misfeasance, bad faith or gross negligence of such Foreign Sub-custodian in the performance of its obligations under such agreement or out of its reckless disregard of such obligations. At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claims against such Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

      (9) Liability of Custodian. The appointment of a Foreign Sub-custodian shall not relieve the Custodian of any its obligations under this Agreement.

      (10) Monitoring Responsibilities. The Custodian shall each year furnish to the Fund information concerning each

Foreign Sub-custodian which shall be similar in kind and scope to that which the Custodian may have furnished to the Fund in connection with the initial approval by the Fund of the agreement pursuant to which the Custodian employs such Foreign Sub-custodian.

                                    ARTICLE V

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

      (1) Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying
(a) the Portfolio for which the purchase was made, (b) the name of the issuer or writer of such Securities, and the title or other description thereof, (c) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (d) the date of purchase and settlement, (e) the purchase price per unit, (f) the total amount payable upon such purchase, and (g) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of such Portfolio the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Custody Account there is insufficient cash available to the Portfolio for which such purchase was made.

      (2) Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the Portfolio from or by which the sale was made, (b) the name of the issuer or writer of such Securities, and the title or other description thereof, (c) the number of shares, principal amount (and accrued interest, if any), or other units sold, (d) the date of sale and settlement (e) the sale price per unit, (f) the total amount payable upon such sale, and (g) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

                                   ARTICLE VI

                            REDEMPTION OF FUND SHARES

      (1) Transfer of Funds. From such funds as may be available for the purpose, and upon receipt of Proper Instructions specifying that the funds are required to redeem shares issued by the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Fund may designate with respect to such amount in such Proper Instructions.

      (2) No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 1 of this Article VI of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VII

                               SEGREGATED ACCOUNTS

      Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in an account by the Custodian pursuant to Section 6 of
Article III hereof,

            (a) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

            (b) for purposes of segregating cash or Securities in connection with options purchased or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund,

            (c) which constitute collateral for loans of Securities made by the Fund,

            (d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

            (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

      Each segregated account established under this Article VIII shall be established and maintained for a single Portfolio only. All Proper Instructions relating to a segregated account shall specify the Portfolio involved.

                                  ARTICLE VIII

                            CONCERNING THE CUSTODIAN

      (1) Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Fund for any loss, damages, cost, expense (incuding attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or gross negligence on the part of the Custodian or reckless disregard by the Custodian of its obligations under this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of its charter documents or by-laws, or its investment objectives and policies as then in effect.

      (2) Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

      (3) No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

      (4) Duty to Collect. The Custodian shall not be under any obligation to effect collection of any amount payable on or with respect to Securities if such Securities are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by Written Instructions and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

      (5) Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

      (6) Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

      (7) Co-operation. The Custodian shall cooperate with and supply necessary information, by Portfolio, to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the value of the assets of the Fund.

                                   ARTICLE IX

                                 INDEMNIFICATION

      (1) Indemnification. The Fund shall indemnify and hold harmless the Custodian, any sub-custodian and any nominee of the Custodian or of such sub-custodian from and against any loss, damages, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly
(a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian (i) at the request or direction of or in reliance on the advice of the Fund or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or, in the case of any sub-custodian, under the agreement approved by the Fund pursuant to which it is employed by the Custodian, provided that neither the Custodian nor any sub-custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under this Agreement in the case of the Custodian or under such agreement approved by the Fund in the case of a sub-custodian.

      (2) Indemnity to be Provided. If the Fund requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Fund shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

      (3) Security. If the Fund requests the Custodian to advance cash or Securities for any purpose, and the Custodian does so, or in the event that the Custodian or its nominee shall incur, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's willful misfeasance, bad faith or gross negligence or reckless disregard of its obligations under this Agreement), then, in any such event, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Fund and to dispose of other Fund assets to the extent necessary to obtain reimbursement or indemnification.

                                    ARTICLE X

                                  FORCE MAJEURE

      Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances,; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                   ARTICLE XI

                                   TERMINATION

      (1) Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Securities and cash then owned by the Fund and held by it as Custodian, provided that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. The Fund may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of New Jersey or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      (2) Fund as Custodian. If a successor custodian is not designated by the Fund, the Fund shall upon the date specified in the notice of termination of this Agreement and upon (a) the delivery by the Custodian to the Fund of all Securities (other than any Securities held in a Book-Entry System) and cash then owned by the Fund, and (b) the transfer of any Securities held in a Book-Entry System to an account of or for the Fund, be deemed to be its own custodian and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XII

                            COMPENSATION OF CUSTODIAN

      The Custodian shall be entitled to compensation and payment of out-of-pocket expenses as agreed upon from time to time by the Fund and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit C attached hereto.

                                  ARTICLE XIII

                                  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                   ARTICLE XIV

                             REFERENCES TO CUSTODIAN

      The Fund shall not circulate any printed matter which contains any reference to the Custodian without the prior written approval of the Custodian, excepting printed matter contained in the Fund's prospectus or statement of additional information and such other printed matter as merely identifies the Custodian as custodian for the Fund. The Fund shall submit printed matter requiring approval to the Custodian in draft form, allowing sufficient time for review by the Custodian and its counsel prior to any deadline for printing.

                                   ARTICLE XV

                                     NOTICES

      Notices and any other writing authorized or required by this Agreement shall be delivered or mailed first class postage prepaid, if to the Fund, to Gabelli - O'Connor Treasurer's Fund, Inc., C/O Gabelli - O'Connor Fixed Income Mutual Funds Management Co., 8 Sound Shore Drive, Greenwich, Connecticut 06830,
Attention: President or, if to the Custodian, Custodial Trust Company, 28 West State Street, Trenton, New Jersey 08608, Attention: Vice President-Trust Operations, or to such other address as either the Fund or the Custodian may hereafter specify to the other by notice in writing.

                                   ARTICLE XVI

                                  BUSINESS DAYS


      Nothing contained in this Agreement is intended to require or shall require the Custodian to perform any function or duties on a day other than a Business Day. A Business Day is a day on which the Custodian is open for business.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all
as of this    day of November, 1987.

ATTEST:                                    GABELLI - O'CONNOR TREASURER'S
                                           FUND, INC


/s/ Mary E. Hauck                          By /s/ Thomas O'Connor
--------------------------                    --------------------------

ATTEST:                                    CUSTODIAN TRUST COMPANY


/s/ [ILLEGIBLE]                            By  /s/ [ILLEGIBLE]
--------------------------                     --------------------------

                                    EXHIBIT A

                               AUTHORIZED PERSONS

      Set forth below are the names and specimen signatures of the persons authorized by the Gabelli - O'Connor Treasurer's Fund, Inc. to administer the Custody Account.

     Name                                         Signature
     ----                                         ---------


Thomas E. O'Connor                        /s/ Thomas E. O'Connor
------------------------                  ------------------------


Mary B. Hauck                             /s/ Mary B. Hauck
------------------------                  ------------------------


Henley L. Smith                           /s/ Henley L. Smith
------------------------                  ------------------------

                                    EXHIBIT B

                             FOREIGN SUB-CUSTODIANS

Australia - National Australia Bank

Belgium - Morgan Guaranty Trust Co. of N.Y.

Canada - Canadian Imperial Bank of Commerce

Denmark - Privatbanken A/S

Finland - Union Bank of Finland Ltd.

France - Morgan Guaranty Trust Co. of N.Y.

Germany - Morgan Guaranty Trust Co. of N.Y.

Hong Kong - Citibank Hong Kong

Italy - Banca Commerciale Italiana

Japan - Citibank Tokyo

Netherlands - Morgan Bank Nederland

Norway - Bergen Bank

Singapore - Citibank Singapore

Spain - Banco de Santander

Sweden - Skandinaviska Enskilda Banken

Switzerland - Morgan Guaranty Trust Co. of N.Y.

Thailand - The HongKong & Shanghai Banking Corporation

United Kingdom - National Westminster Bank PLC

                                    EXHIBIT C

                                  CUSTODY FEES

      Custodian shall charge for its services as custodian of the Securities, cash and other assets of the Fund held in the United States a daily custody fee of 1/365th (1/366th in a leap year) of 0.02% (two basis points) of the first $300 million in average daily net assets of the Fund and of 1/365th (1/366th in a leap year) of 0.01% (one basis point) of the average daily net assets of the Fund in excess of $300 million. Such fee shall be payable on the first Business Day after the end of the month during which it accrued.

      For purposes of calculating the custody fee (whether for assets held in or outside the United States), net assets of the Fund shall mean the sum of the net assets of each of the Portfolios of the Fund. In determining net assets for purposes of calculating the custody fee (whether for assets held in or outside the United States), Securities in a Portfolio shall be valued by the method which is set forth in the Fund's prospectus, as in effect from time to time, as the method for valuing such Securities.

      Each daily custody fee shall be calculated as a percentage of the average daily net assets of the Fund for a period from and including (a) the first day of the then current fiscal year of the Fund to and including (b) the day immediately preceding the day for which such fee is being calculated, provided that during the first fiscal year of the Fund such period shall run from and including the date Fund assets are first committed to the custody of the Custodian.

      In addition, the Custodian shall charge a transaction fee of $25 for each receive, deliver or redemption of Securities in the United States.

      The monthly custody fee and transaction fees for assets held outside the United States shall be in such amounts as the Fund and Custodian shall from time to time agree.


                                      C-2